As filed with the Securities and Exchange Commission on August __,2000

                                      Registration No. __________


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933



                   SUNRISE ACQUISITIONS, INC.
     (Exact name of registrant as specified in its charter)


NEVADA                        6770                 91-2057992
(State or other juris-(Primary Standard Industrial(I.R.S. Employer diction incorporationClassification Code Number)Identification Number) or organization)





(Address, including zip code, and telephone number, including area code of registrant's principal executive offices and principal place of business)


               EDWARD A. HEIL AND R. BRET JENKINS
                   SUNRISE ACQUISITIONS, INC.
                      80 ORVILLE DRIVE #120
                    BOHEMIA, NEW YORK 11716
                          (631)244-1454

       (Address, including zip code, and telephone number, including area code of agent for service)


                       Stephen B. Schneer, Esq.
                        Stephen B. Schneer LLC
                           605 Third Avenue
                          New York, NY 10158
                         Telephone -972-1100
                         Facsimile -983-5271

                           COPIES TO:





     Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement and date of the prospectus.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 of the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]





                 CALCULATION OF REGISTRATION FEE


Title of     Amount to be    Proposed    Proposed    Amount of
Each Class   Registered      Maximum     Maximum     Registrat
of                           Offering    Aggregate   ion Fee
Securities                   Price Per   Offering
to be                        Share       Price
Registered


Common       300,000         $6.00       $1,800,000  $475.00
Stock
$.0001 par
value


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





                              PROSPECTUS


                        SUBJECT TO COMPLETION

                      SUNRISE ACQUISITIONS, INC.

                    300,000 Shares of Common Stock

                           $6.00 per share

     This prospectus relates to the sale of 300,000 shares of common stock of Sunrise Acquisitions, Inc. for $6.00 per share issued to and owned by existing stockholders. This offering effectively serves as our initial public offering.

     All of the shares being registered are to be offered by the selling stockholders. We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

     Prior to the offering, no public market exists for shares of our common stock. We cannot guarantee that a trading market in the shares of our common stock will ever develop. We will try to have our common stock quoted on the OTC Bulletin Board but may not be successful.

     The selling stockholders have not entered into any underwriting arrangements. The sale of the shares by the selling stockholders may occur in one or more transactions that may take place at a price of $6.00 per share:

         on the over-the-counter market, including ordinary broker's transactions,

         as privately negotiated transactions, and

         as sales to one or more dealers for transfer of the shares as principals.


Brokerage fees or commissions may be paid by the selling stockholders in connection with the sales of the common stock. The selling stockholders may transfer some or all of the common stock in exchange for consideration other than cash. This prospectus may be used by the selling stockholders to transfer the common stock to affiliates of the selling stockholders.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     These securities are highly speculative, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment (see "Risk factors" for special risks concerning us and the offering).

            The date of the Prospectus is          , 2000.



     We have filed a registration statement with the SEC under the Securities Act in connection with the shares of our common stock. Our prospectus does not include all of the information that is included in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. You should be aware that copies of these documents are contained as exhibits to the registration statement.



                   TABLE OF CONTENTS

PROSPECTUS SUMMARY                          7
SUMMARY FINANCIAL INFORMATION               7
RISK FACTORS                                8
CAPITALIZATION                              10
THE COMPANY                                 10
MANAGEMENT DISCUSSION AND ANALYSIS          20
MANAGEMENT                                  21
PRINCIPAL STOCKHOLDERS                      24
DESCRIPTION OF COMMON STOCK                 28
PRINCIPAL AND SELLING SHAREHOLDERS
    AND PLAN OF DISTRIBUTION                28
LEGAL PROCEEDINGS                           28
EXPERTS                                     28
DISCLOSURE REGARDING FORWARD-LOOKING
    STATEMENTS AND CAUTIONARY STATEMENTS    20
FINANCIAL STATEMENTS                        31

                          Prospectus summary


     We were incorporated under the laws of the State of Nevada on June 13, 2000 as a vehicle to acquire or merge with a business. Our management believes that our characteristics as a reporting public shell company will make us an attractive combination candidate.

     We maintain our mailing address at 80 Orville Drive, Bohemia, New York. Our telephone number is (631) 244-1454.

The Offering

The selling stockholders may sell a total of up to 300,000
shares of our common stock. The shares will be offered at $6.00 per share. In addition, the selling stockholders may, in their sole discretion, transfer the shares in exchange for consideration other than cash. The selling stockholders have not entered into any underwriting arrangements for the sale of the shares. See "Selling Security Holders and Plan of Distribution."

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Common stock
outstanding
after the
Offering            2,000,000 shares



                   Summary financial information

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.

                               As Of
                        July 20, 2000
                        -----------------


            Balance sheet data:

            Total assets          $2,500

            Stockholders' equity  $2,500





                          Risk factors

      You should carefully consider each of the following risks and all of the other information contained in this prospectus before deciding to invest in shares of our common stock. Some of the following risks relate principally to our business in general and the industry in which we operate. Other risks relate principally to the securities markets and ownership of our stock.


     If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

     Our business is subject to the following risks:

We have no operating history or financial resources. If we do not complete a business combination, we may not be able to finance our operations.

We have no operating history nor any revenues or earnings from operations. In addition, we have substantially no tangible assets or financial resources. We will, in all likelihood, incur operating expenses without corresponding revenues, at least until we consummate a business combination. This may result in us incurring a net operating loss that will increase continuously until we consummate a business combination with a profitable business. There is no assurance that we will identify such a business opportunity or, if we do, be successful in consummating a merger with it.

Our proposed plan of operation is highly speculative and we do not have any fulltime employees to carry it out.

We have neither conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions contemplated by us. Moreover, we do not have, and do not have the resources to establish, a marketing or planning organization. While we intend to seek business combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. We currently have no arrangement, agreement or understanding for a possible merger or acquisition with any entity. We have not identified any particular industry or specific business within an industry for evaluation. We have not established any criteria to evaluate prospective opportunities. It is possible that we may enter into a business combination with a business opportunity having:

        no significant operating history,

         losses,

         limited or no potential for earnings,

         limited assets,

         negative net worth, or

         other negative characteristics.

While seeking a business combination, our management and directors anticipate devoting up to ten hours per month to the our business. We have not entered into any written employment agreement with any member of management or our board of directors and are not expected to do so in the foreseeable future.

In the event that we complete a business combination, of which there can be no assurance, the success of our future operations will likely be dependent upon management and resources of the acquired firm or venture partner firm. A business combination involving the issuance of shares of our common stock will, in all likelihood, result in shareholders of an acquired company obtaining a controlling interest in us. It is also likely that our management may be required to sell or transfer all or a portion of our common shares held by them or resign.

We are a very minor participant in our proposed market niche and lack the resources to expand our position in that niche.

We are and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all of these competing entities have significantly greater financial resources, technical expertise and managerial capabilities than we have. Therefore, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.

Current and future members of our management have or are likely to have conflicts of interest that may not be resolved in our favor.

All members of our management and board of directors may serve in similar capacities with other companies, including other blank check companies. There can be no assurances that they will refer opportunities to us instead of to other entities.

    We may acquire a business in which our promoters, management or their affiliates own a beneficial interest. In that event, the transaction may be considered a related party transaction not at arms-length. No related party transaction is presently contemplated. If a related party transaction is contemplated sometime in the future, we do not intend to seek stockholder approval through a vote of stockholders.



                         Capitalization

The following table sets forth our capitalization of as of July 20, 2000

            Long-term debt                     $0

            Stockholders' equity:              $2,500

            Common Stock, $.001 par value;     $2,000
            authorized - 24,000,000 shares;
            issued and outstanding
            2,000,000 shares

            Paid-in capital                    $500

            Total                              $2,500

            Total capitalization               $2,500






                             The company

Description of the business

     We were incorporated on June 13, 2000 in the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Our articles of incorporation authorize us to issue 24,000,000 shares of common stock at $.001 par value and 1,000,000 shares of preferred stock at $.001 par value. Each holder of the common stock shall be entitled to one vote for each share of common stock held. We may divide the preferred stock into series or classes upon the approval of a majority vote of our directors.

Blank check company

We have been in the developmental stage since inception and have had no operations to date. Other than issuing shares to our shareholders, we have not commenced or undertaken any operational activities. As such, we can be described as a "shell" company, whose principal purpose at this time is to locate and consummate a merger or acquisition with a private entity. Our proposed business activities also classify us as a "blank check" company. Transferability of the shares of our common stock is very limited because many states have enacted regulations restricting or, in some instances, prohibiting, the initial sale and subsequent resale of securities of blank check companies such as us. In addition, many states, while not specifically prohibiting or restricting blank check companies, will not register our securities for sale or resale in their states. Because of these regulations, we currently have no plan to register any of our securities with any state having these restrictions. To ensure that state laws are not violated through the resale of our securities, we will refuse to register the transfer of any of our securities to residents of any state which prohibits the resale of securities issued by blank check companies.

Penny stock restrictions

Until our shares of common stock qualify for inclusion in the Nasdaq system, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the OTC Bulletin Board. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of the securities offered.

Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. For any transaction involving a penny stock, unless exempt, the penny stock rules require that:

         a broker or dealer approve a person's account for transactions in penny stocks; and

         the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         obtain financial information and investment experience and objectives of the person; and

         make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth:

         the basis on which the broker or dealer made the suitability determination; and

         that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about:

         the risks of investing in penny stock in both public offering and in secondary trading, and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


In order to continue to be included on NASDAQ, a company must maintain:

         $2,000,000 in net tangible assets, or

         $35,000,000 in market capitalization, or

         $500,000 of net income in latest fiscal year or two of the last three fiscal years, a $1,000,000 market value of its publicly-traded securities and 500,000 shares in public float.

Continued inclusion requires two market-makers and a minimum bid price of $1.00 per share.

     We intend to seek a transaction with any merger or acquisition candidate that will allow our securities to be traded without the penny stock limitations. However, there can be no assurances that, upon a successful merger or acquisition, our securities will qualify for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to ensure continued listing.

Other regulatory matters

    Although we will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, we believe that we will not be subject to regulation under the Investment Company Act. The regulatory scope of the Investment Company Act was enacted principally for the purpose of regulatory vehicles for pooled investments in securities, extends generally to companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an Investment Company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. We believe that our principal activities will not subject us to regulation under the Investment Company Act. Nevertheless, there can be no assurances that we will not be deemed to be an investment company.

Plan of operation

     We intend to seek to acquire assets or shares of an entity that is actively engaged in business and which generates revenues, in exchange for our securities. We have no particular acquisition in mind and have not entered into any negotiations regarding such an acquisition. None of our officers, directors, promoters or affiliates has entered into any preliminary contact or discussions on our behalf with any representative of any other company regarding the possibility of an acquisition or merger as of the date of this registration statement.

Employees

     We have no full time or part time employees. Edward A. Heil and R. Bret Jenkins have agreed to allocate a small portion of their time to our activities without compensation. We anticipate that our business plan can be implemented through the efforts of Messrs. Jenkins and Heil and consultants engaged on a contingency basis. Conflicts of interest may arise because of the limited time commitment by Messrs. Jenkins and Heil and any consultants who are engaged to assist us to implement our plan.

     R. Bret Jenkins and Edward A. Heil, as well as each consultant who may be engaged, may, in the future, become involved with other companies that have business purpose similar to ours. As a result, additional potential conflicts of interest may arise in the future. If such a conflict does arise and one of our then officers or directors is presented with a business opportunity under circumstances where there may be a doubt as to whether the opportunity should belong to us or another "blank check" or other company with which they are affiliated, they will disclose the opportunity to all relevant companies. If a situation arises in which more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference, the company which first had a registration statement declared effective by the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

General plan

     Our purpose is to seek, investigate and, if the investigation warrants, acquire an interest in business opportunities presented to us by firms that desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location. We may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business merger or acquisition because we have nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

     We may seek a business opportunity with entities that have recently commenced operations, or more established entities that wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

     We may advertise and promote our efforts in newspapers, magazines and on the Internet, although we have not yet prepared any notices or advertisement.

     We believe that the selection of a business opportunity in which to participate will be complex and extremely risky. We also believe that there are numerous firms seeking the perceived benefits of a publicly registered corporation. These perceived benefits may include:

        facilitating or improving the terms on which additional equity financing may be sought,

         providing liquidity for incentive stock options or similar benefits to key employees,

         providing liquidity (subject to restrictions of applicable statutes), for all shareholders, and other factors.

A combination with us may appear attractive because a merger candidate may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. These adverse consequences may include, but are not limited to:

         time delays of the registration process,

         significant expenses to be incurred to complete an offering,


         loss of voting control to public shareholders, and

         the inability to enter into an underwriting agreement on acceptable terms.

It is possible that available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis extremely difficult and complex.

     We have, and will continue to have, no cash or other assets to offer or provide to the owners of business opportunities as part of a merger or acquisition transaction. However, we believe that we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal, accounting and other professional service costs in connection with this type of acquisition, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. Section 13 and 15(d) of the Securities Exchange Act of 1934 require subject companies to provide specified information about significant acquisitions, including certified financial statements for the company acquired, covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We have not conducted market research and are not aware of statistical data that would support the extent to which private business owners and entrepreneurs perceive there to be benefits from a merger or acquisition transaction with a public entity, although we are aware that numerous transactions of that type take place each year.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, Messrs. Heil and Jenkins, who may not be considered professional business analysts. We intend to concentrate on identifying preliminary prospective business opportunities that may be brought to our attention through our present associations. In analyzing prospective business opportunities, we will consider such matters as:

         available technical, financial and managerial resources;

         working capital and other financial requirements;

         history of operations, if any;

         prospects for the future;

         nature of present and expected competition;

         quality, experience and depth of management;

         potential need for further research, development, or exploration;

         potential for growth or expansion;

         the potential for profit;

         the perceived public recognition or acceptance of products, services, or trades;

         name identification; and

         other relevant factors.

We may not meet personally with management and key personnel of the business opportunity as part of our investigation because of the lack of financial resources. To the extent possible, we intend to utilize written reports and investigation to evaluate the above factors. We will not acquire or merge with any company for which audited financial statements cannot be obtained or are not available.

We believe that we may utilize outside consultants or advisors to effectuate our business plan. However, if we do retain the services of an outside consultant or advisor, substantially all, if not all, of the cash fee earned will need to be paid by the prospective merger/acquisition candidate, since we have no cash assets to use for that purpose. We currently have no contracts or agreements with any outside consultants.

     We will not restrict our search for any specific kind of firms, but may acquire a venture that is:

         in its preliminary or development stage,

         already in operation, or

         in essentially any stage of its corporate life.

It is impossible to predict at this time the status of any business with which we may become engaged. It is possible that potential candidates may need to seek additional capital. However, we do not intend to seek or obtain funds to finance the operation of any acquired business opportunity until we have successfully consummated a merger or acquisition with that entity.

     We anticipate that we will incur nominal expenses implementing our business plan. Because we have no capital with which to pay these anticipated expenses, it is likely that our principal shareholders will pay them in the form of interest free loans.

Implementing the business plan

     In designing and implementing a structure for a particular business acquisition, we may become a party to a:

         merger,

         consolidation,

         reorganization,

         joint venture, or

         licensing agreement with another corporation or entity.

We may also acquire stock or assets of an existing business.
On the consummation of a transaction, it is probable that our management and shareholders will not be in control of the combined company. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders or may sell their stock. Any terms of sale of the shares presently held by our officers and/or directors will not be afforded to all other shareholders. Any and all sales will only be made in compliance with the securities laws of the United States and any applicable state or jurisdiction.

     We believe that any securities issued to carry out our business plan would be issued in reliance upon exemption from registration available under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of a transaction, we may agree to register all or a part of the newly-issued securities immediately after the transaction is consummated or at specified times thereafter. If we do register newly-issued securities, of which there can be no assurance, the process will be undertaken by the combined entity after we have successfully consummated a merger or acquisition and are no longer considered a "shell" company. The issuance of substantial additional securities and their potential sale into any trading market that may develop in our securities may have a depressive effect on the value of our securities in the future. No assurance can be given, however, that any market for our securities will ever develop or be maintained.

     While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, our shareholders would retain less than 20% of the issued and outstanding shares of the surviving combined entity, which would result in significant dilution in the equity of those shareholders.

     Negotiations with target company management are expected to focus on the percentage of our equity that the target company's shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will, in all likelihood, hold a substantially lesser percentage ownership interest in the combined company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event that we acquire a target company with substantial assets.

     We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements.
Although the terms of these agreements cannot be predicted, generally these type of agreements:

         require some specific representations and warranties by all parties,

         specify events of default,

         detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after closing,


         outline the manner of bearing costs, including costs associated with attorneys and accountants,

         set forth remedies on default, and

         include miscellaneous other deal specific terms.


     We do not intend to provide our security holders with a complete disclosure document, including audited financial statements, concerning an acquisition or merger candidate and our business prior to the consummation of any acquisition or merger transaction, except if required to do so by appropriate laws or regulations.

Competition

     We are and will remain an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than do we. In view of our extremely limited financial resources and management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Property

     We currently maintain a mailing address at 80 Orville Drive, Bohemia, New York. We pay no rent for the use of this mailing address and do not believe that we will need to maintain an office at any time in the foreseeable future.

  Management's discussion and analysis of results of operations and financial condition

     We have not yet commenced operations.

Liquidity

     We do not have any credit facilities or other commitments for debt or equity. Our plan is to rely on borrowings from shareholders to fund the needs for operations. No assurances can be given that advances will be made available to us by shareholders and others when needed.

New accounting pronouncements

No new pronouncement issued by the Financial Accounting
Standards Board, the American Institute of Certified Public
Accountants or the Securities and Exchange Commission is expected to have a material impact on our financial position or reported results of operations.

Forward looking information

     This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to:

         our future plans;

         objectives;

         expectations and intentions; and

         the assumptions underlying or relating to any of these statements.

     We use words like as "expects," "anticipates," "intends,"
"plans" and similar expressions to identify forward-looking statements.




                           Management

Directors and executive officers

Our current directors and executive officers who have served from the date of our organization are set forth below.

Name                  Age          Position

R. Bret Jenkins            41      Co-chairman, co-
                                   president

Edward A. Heil             48      Co-chairman, co-
                                   president



R. Bret Jenkins is an attorney engaged in limited private practice since 1997. Mr. Jenkins was a shareholder in the firm of Brown, Larson, Jenkins and Halliday from 1991 to 1997 and an associate in the firm of McKay, Burton and Thurman from 1987 to 1991. Mr. Jenkins, who is also the chief financial officer and a director of eSAFETYWORLD, Inc. He holds Bachelor of Arts (accounting) and Juris Doctorate degrees from the University of Utah.



Edward A. Heil is a certified public accountant and a managing director, since January 1992, in Independent Network Group, Inc., a financial consulting firm. During that same period, he has been a principal of EH Associates, LLC, a financial consulting firm. From 1984 through December 1991 he was a partner in the accounting firm, Deloitte & Touche, LLP. From 1973 to 1984 he was employed in various professional capacities by Deloitte & Touche, LLP. Mr. Heil holds Bachelor of Arts and Master of business Administration degrees from New York University. Mr. Heil is also president and chairman of eSAFETYWORLD, Inc. and a director of Laminaire Corporation.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings, if funds are available to pay those expenses. Officers are elected annually by the board of directors and serve at the discretion of the board. We have not entered into employment agreements with our officers.

Executive compensation

No executive officer or director has received any cash compensation from us since inception for services rendered.
Prior to a business combination, our officers and directors will receive no salaries for serving as officers or directors, other than reimbursement for any reasonable accountable business expenses incurred in connection with our activities. Messrs. Heil and Jenkins, as well as consultants who may be engaged to assist us, may be compensated in the form of shares of our common stock upon completion of an acquisition or merger. It is possible that this compensation may become a factor in negotiations and present conflict of interest.

Conflicts of interest

None of our key personnel is required to commit full time to our affairs and, accordingly, these individuals may have conflicts of interest in allocating management time among their various business activities. Certain of these key personnel may in the future become affiliated with entities, including other "blank check" companies engaged in business activities similar to those intended to be conducted by us. In the course of their other business activities, certain key personnel may become aware of investment and business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Each officer and director is, so long as he is officer or director subject to the restriction that all opportunities contemplated by our plan of operation that come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis.
A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.

There are no agreements or understandings for either Edward
A. Heil or R. Bret Jenkins to resign at the request of another person. In addition, they are not acting on behalf of or will not act at the direction of any other person except at the time of the acquisition or merger and at the request of the controlling persons of the acquisition or merger candidate. We expects that the controlling persons of the acquisition or merger candidate will ask all of the current officers and directors to resign at the time of the acquisition or merger because they will become controlling persons of the combined company.

Indemnification of officers and directors

     Our bylaws provide that we shall indemnify our officers, directors, employees and other agents to the fullest extent permitted by Nevada law. In addition, our certificate of incorporation provides that, to the fullest extent permitted by Nevada law, our directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to us or our shareholders. This provision in the certificate of incorporation does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies including as an injunction or other forms of non-monetary relief would remain available under Nevada law. Each director will continue to be liable for breach of the director's duty of loyalty to us or our shareholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for improper distributions to shareholders. In addition, this provision does not affect a director's responsibilities under any other laws, including federal securities laws or state or federal environmental laws.

      We have been advised that in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

     There is no pending litigation or proceeding involving a director or officer as to which indemnification is or may be sought.

Stock option plan

     We have a stock option plan which expires ten years from July 15, 2000, the date adopted and enables us to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,500,000 shares of our common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant (110% of fair market value for ten percent or more stockholders). Other options and SARs may be granted on terms determined by the board of directors or a committee of the board of directors. No options or other awards have been granted as of July 28, 2000.


     Principal and selling shareholders and plan of distribution

     The following table sets forth information known to us
regarding beneficial ownership of our common stock at the date of this prospectus by:

         each person known by us to own, directly or beneficially, more than 5% of our common stock,

         each of our directors, and

         all of our officers and directors as a group.

     Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by the owners, have sole investment and voting power over to the shares. The table showing the shares of common stock owned after the offering assumes that the officers and directors do not buy any shares in the offering.

Name and address of   Number of shares ownedPercent of shares
beneficial owner                          owned

R. Bret Jenkins       500,000             25.0
80 Orville Drive
Bohemia, NY 11716

Edward A. Heil        500,000             25.0
80 Orville Drive
Bohemia, NY  11716


Raymond T. Burghard   500,000             25.0
120 Broadway, 28th FloorNew York, NY 10271


All directors and     1,000,000           50.0
officers as a group (2people)


                     Description of common stock

General

     We are authorized to issue up to 24,000,000 shares of common stock with par value of $.001. At July 20, 2000 we had 2,000,000 shares of common stock outstanding held by approximately 30 holders of record. The holders of common stock are entitled to one vote for each share of common stock on all matters on which the holders of common stock are entitled to vote. The holders of common stock are entitled to receive ratably dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. In the event that we liquidate, dissolve or wind up our business, the holders of common stock are entitled, subject to the rights of holders of our preferred stock, if any, to share ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock having preference over the common stock.

     The holders of common stock have no preemptive or conversion rights, and we may not subject them to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and nonassessable.

    We are serving as our own transfer agent and registrar for our common stock.


Dividends

    We have never paid any cash dividends on shares of its common stock and do not anticipate that we will pay dividends in the foreseeable future. We intend to apply any earnings to fund the development of our business. Purchase of shares of common stock is inappropriate for investors seeking current or near term income.

Other

     We intend to file a Form 2-11 to have our shares of common stock listed and traded on the Over-the-Counter Electronic Bulletin Board. We cannot give any assurances as to whether we will be successful in having our shares listed on the Electronic Bulletin Board. The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares become traded or in private transactions. These shares will be offered at $6.00 per share. The selling stockholders may use any one or more of the following methods when selling shares:

         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         an exchange distribution in accordance with the rules of the applicable exchange;

         privately negotiated transactions;

         short sales;

         broker-dealers may agree with the selling stockholders to sell a specified number of such shares;

         a combination of any of the above methods of sale; or

         any other method permitted pursuant to applicable law.

     Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by such broker-dealers and any commissions received by the broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     If required, the following information will be disclosed in a prospectus supplement or, if necessary, an amendment to the registration statement:

         the names of any of agent, dealer or underwriter;

         the number of shares of common stock involved;

         any applicable commissions or discounts; and

         other facts material to the transaction.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of our common stock may not simultaneously engage in market making activities for the common stock for a period beginning when such person becomes a distribution participant and ending upon the person's completion of participation in a distribution, including stabilization activities in the common stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition and without limiting the foregoing, in connection with transactions in our common stock, we and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations issued under this act, including, without limitation, Rule 10b-5 and, insofar as we and the selling stockholders are distribution participants, Regulation M and Rules 100, 101, 102, 103, 104 and 105 of that act. All of the foregoing may affect the marketability of our common stock.

     The selling stockholders will pay all commissions and other expenses associated with their sale of our common stock. We are paying to register the common stock issued hereby.

General market risks

     There is no public market for our common stock, and there can be no assurance that any market will develop in the
foreseeable future.   Transfer of our common stock may also be
restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. Our proposed trading symbol does not imply that a liquid and active market will be developed or sustained for our common stock.

The market price for our common stock, if publicly traded, is likely to be highly volatile and subject to wide fluctuations in response to factors, many of which are beyond our control, including the following:

         actual or anticipated variations in quarterly operating results;

         changes in financial estimates by securities analysts;

         announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

         additions or departures of key personnel;

         release of lock-up or other transfer restrictions on our outstanding shares of common stock or sales of additional shares of common stock; and

         potential litigation.

The market prices of the securities of microcap companies have been especially volatile. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. A shareholder lawsuit could result in substantial costs and a diversion of management's attention and resources and would adversely affect our stock price.

We have 24,000,000 authorized shares of common stock. The board of directors, without stockholder approval, could issue up to 22,000,000 shares of common stock upon whatever terms it determines to whomever it determines, including persons or entities that would help our present management.

                          Legal proceedings

     We are not involved in any litigation.



                            Legal matters

     The validity of the common stock offered hereby will be passed upon for us by Stephen B. Schneer, LLC, New York.

                               Experts

     The financial statements as of July 20, 2000 included in this prospectus have been so included in reliance on the report of HJ & Associates, LLP independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

                        Additional information

     We will file reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

         At the public reference room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C.
     20549;

         At the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New
     York, NY 10048 or Northwestern Atrium Center, 500 West
     Madison Street, Suite 1400, Chicago, Illinois 60661;

         By writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

         At the offices of the Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20549; and

         From the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC.

     We have filed with the SEC a registration statement under the Securities Act of 1933, for the common stock offered in this prospectus. This prospectus, which is a part of the registration statement, does not contain all the information included in that registration statement, some portions of which have been omitted under the rules and regulations of the SEC. For further information regarding us and our common stock, please read that registration statement, including exhibits filed with it, copies of which may be inspected and copied at the facilities of the SEC. Copies of the registration statement, including exhibits, may be obtained from the Public Reference Section of the SEC at the address listed above upon payment of the fee prescribed by the SEC. Information regarding the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

     We intend to distribute to our stockholders annual reports containing financial statements audited and reported upon by our independent public accountants after the close of each fiscal year, and will make available other periodic reports as we determine to be appropriate or as may be required by law. Our fiscal year ends December 31 each year.













                      SUNRISE ACQUISITIONS, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                         FINANCIAL STATEMENTS

                            JULY 20, 2000
































                           C O N T E N T S


Independent Auditors= Report . . . . . . . . . . . . . . .  F-3

Balance Sheet. . . . . . . . . . . . . . . . . . . . . . .  F-4

Statement of Operations. . . . . . . . . . . . . . . . . .  F-5

Statement of Net Stockholders= Equity (Deficit). . . . . .  F-6

Statement of Cash Flows. . . . . . . . . . . . . . . . . . .F-7

Notes to the Financial Statements. . . . . . . . . . . . .  F-8





                     INDEPENDENT AUDITORS= REPORT


To the Board of Directors
Sunrise Acquisitions, Inc.
(A Development Stage Company)
Bohemia, New York

We have audited the accompanying balance sheet of Sunrise Acquisitions, Inc. (a development stage company) as of July 20, 2000 and the related statements of operations, net stockholders= deficiency and cash flows from inception on June 13, 2000 through July 20, 2000. These financial statements are the responsibility of the Company=s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Acquisitions, Inc. (a development stage company) as of July 20, 2000 and the results of its operations and its cash flows from inception on June 13, 2000 through July 20, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company with no significant operating revenues to date, which raises substantial doubt about its ability to continue as a going concern. Management=s plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


        /s/
HJ & Associates, LLC
Salt Lake City, Utah
July 28, 2000
                                 F-3

                      SUNRISE ACQUISITIONS, INC.
                    (A Development Stage Company)
                            Balance Sheet


                                ASSETS

                                                      July 20,
                                                        2000

CURRENT ASSETS

Cash                                                 $    2,500


TOTAL ASSETS                                         $    2,500


               LIABILITIES AND STOCKHOLDERS= DEFICIENCY

CURRENT LIABILITIES

Accrued expenses                                     $   15,000

Total Current Liabilities                                15,000

STOCKHOLDERS= DEFICIENCY

Preferred stock at $0.001 par value; 1,000,000 shares
   authorized, -0- outstanding                             -
Common stock at $0.001 par value; authorized 24,000,000
 shares; 2,000,000 shares issued and outstanding          2,000
Additional paid-in capital                                  500
Loss incurred during development stage
(15,000)

Net Stockholders= Equity                               (12,500)

TOTAL LIABILITIES AND STOCKHOLDERS= DEFICIENCY       $    2,500

                      SUNRISE ACQUISITIONS, INC.
                    (A Development Stage Company)
                       Statement of Operations


                                                            From
                                                        Inception on
                                                           June 13,
                                                        2000 Through
                                                           July 20,
                                                            2000

REVENUE                                               $  -

EXPENSES                                             15,000

NET LOSS                                              $ (15,000)

BASIC LOSS PER SHARE                                  $(0.01)

                       SUNRISE ACQUISITIONS, INC.
                     (A Development Stage Company)
              Statement of Stockholders= Equity (Deficit)
         From Inception on June 13, 2000 Through July 20, 2000


                                                       Deficit
                                                       Accumulated
                                          Additional   During the
                        Common Stock       Paid-in     Development
                      Shares   Amount      Capital     Stage

Inception on June
13, 2000           -              $-          $ -        $  -


Common stock
issued for cash
at $0.001 per
share            2,000,000          2,000       500         -

Net loss for
the period ended
July 20, 2000        -               -             -      (15,000)

Balance,
July 20, 2000    2,000,000      $    2,000    $   500     $(15,000)

                       SUNRISE ACQUISITIONS, INC.
                     (A Development Stage Company)
                        Statement of Cash Flows

                                                        From
                                                        Inception on
                                                        June 13,
                                                        2000 Through
                                                        July 20,
                                                        2000

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                               $(15,000)
Changes in operating assets and liabilities:

Increase (decrease) in accrued expenses                   15,000

Net Cash (Used) by Operating Activities                   -

CASH FLOWS FROM INVESTING ACTIVITIES                      -

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock for cash                        2,500

Net Cash Provided by Financing Activities                  2,500

 INCREASE IN CASH AND CASH EQUIVALENTS                    2,500

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD          -

CASH AND CASH EQUIVALENTS AT END OF PERIOD              $    2,500

Cash Paid For:

Interest                                               $  -
Income taxes                                           $  -

                       SUNRISE ACQUISITIONS, INC.
                     (A Development Stage Company)
                   Notes to the Financial Statements
                             July 20, 2000


NOTE 1 - ORGANIZATION

       Sunrise Acquisitions, Inc. (the "Company@) was incorporated under the laws of the State of Nevada on June 13, 2000
       (inception). The Company, which has not yet begun operations, will look for a business to acquire.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Accounting Method

       The Company=s financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

b.  Provision for Taxes

       No provision for income taxes has been made due to the limited activities of the Company.

c.  Cash Equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.  Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.  Basic Loss Per Common Share

       Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period.

                                                 July 20,
                                                  2000


         Numerator                 (15,000)
         Denominator

ERROR! MAIN DOCUMENT ONLY.




SUNRISE ACQUISITIONS, INC.
(A Development Stage Company)
Notes to the Financial Statements
July 20, 2000


NOTE 3 - GOING CONCERN

        The Company=s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. In the interim, the shareholder of the Company have committed to meeting its minimal operating expenses.

NOTE 4 - STOCK TRANSACTIONS

        On June 16, 2000, the Board of Directors issued 2,000,000 shares of common stock for $2,500 to the founding shareholders of the Company.

        The Company has a stock option plan which expires ten years from July 20, 2000, the date adopted, and enables it to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,500,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant (110% of fair market value for ten percent or more stockholders). Other options and SARs may be granted on terms determined by the board of directors or a committee of the board of directors. No options or other awards have been granted as of July 29, 2000.


                               PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 22. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 23. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Filing fee                $  475

Accounting fees               $1,000

Legal and professional        15,000

Other                          8,525


Total                         $25,000


ITEM 24. RECENT SALES OF UNREGISTERED SECURITIES.

On June 14, 2000, we issued 550,000 shares of Common Stock each to R. Bret Jenkins and Edward A. Heil, co-Presidents of the Company, and 500,000 shares of Common Stock to Raymond Burghard for a total of $1600, which is the par value at $.001 per common share. We relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 1,600,000 shares of Common Stock. We also issued 400,000 shares to seven additional people as founders of the company. The shares were issued at par value of $.001 per common share. We relied on an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of the 400,000 shares to the founders. All of these shares are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the Act. We are registering all of the shares given to the founders with this registration statement.

     On June 20, 2000, R. Bret Jenkins gifted 50,000 shares of Common Stock each to 11 individuals. Mr. Jenkins relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the transfer of the 50,000 shares. On June 21,2000 Edward A. Heil gifted 50,000 shares of Common Stock each to twelve individuals. Mr. Heil relied on exemption provided by
Section 4(2) of the Securities Act of 1933, as amended, for the transfer of the 50,000 shares. All of these shares are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the Act. We are registering all of the shares that were gifted to these people with this registration statement.



ITEM 25. EXHIBITS.

      The following exhibits can be found as exhibits to the filings listed.

3.1  Articles of Incorporation

3.2  By-Laws

4.1  Specimen of Certificate of Common Stock

5.1  Opinion of Stephen B. Schneer LLC*

10.7 Stock Option Plan
22.1 Consent of JH Associates, LLP

23.2 Consent of Stephen B. Schneer LLC (included in exhibit
     5.1)*

27.1 Financial Data Schedule

     * To be filed with an amendment

ITEM 26. UNDERTAKINGS.

      Subject to the terms and conditions of Section 15(d) of the Securities and Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission hereto before or hereafter duly adopted pursuant to authority conferred in that section.

      The Registrant further undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section
10(a)(3) of the
Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b). If, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



            SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this SB-2 Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bohemia, State of New York, on the _8__th day of August, 2000.



                         SUNRISE ACQUISITIONS, INC.

                         By:/s/ Edward A. Heil
                            Co-President


                         By:/s/ R. Bret Jenkins
                             Co-President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



SIGNATURE                           TITLE                DATE
---------                           -----              -------


/s/ Edward A. Heil                  Director       August 8, 2000
-------------------------------
Edward A. Heil

/s/ R. Bret Jenkins                 Director       August 8, 2000
-------------------------------
R. Bret Jenkins






                      ARTICLES OF INCORPORATION
                                  OF
                      SUNRISE ACQUISITIONS, INC.
KNOW ALL BY THESE PRESENTS:
That the undersigned does hereby associate themselves, desiring to be incorporated as a corporation in accordance with the laws of the State of Nevada and hereby certify and adopt the following Articles of Incorporation, the terms whereof have been agreed upon to be equally obligatory upon the party signing this instrument and all others who may from time to time hereinafter become members of this corporation and who may hold stock therein.
                              ARTICLE I
The name of the corporation is: Sunrise Acquisitions, Inc.
                              ARTICLE II
The name and address of the resident agent of the corporation is:
NEVADA CORPORATE CENTER
2775 Old Highway 40/ Box 1450
Verdi, Nevada 89439

Principal and branch offices may hereinafter be established at such place or places, either within or without the State of Nevada, as may from time to time be determined by the Board of Directors.
                             ARTICLE III
The nature and purpose of this business shall be to conduct any lawful activity as governed by the laws of the State of Nevada.

                              ARTICLE IV
(a)  The Corporation shall be authorized to issue the
following shares:
Class                                                Number of
Shares   Par Value
Common                                    24,000,000           $.001
Preferred                                            1,000,000   $.001
(b) The designations and the powers, preferences and rights, and the qualifications and restrictions thereof are as follows:
     (1) The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights;
     and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

     (2) All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank, regardless or series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.
(c) No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporations which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporations which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.
(d) The capital stock of this corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation.
                              ARTICLE V
Members of the governing Board shall be known and styled as "Directors" and the number thereof shall be one (1) and may be increased or decreased from time to time pursuant to the By-Laws.
The name and address of the first Board of Directors is as follows:
Edward A. Heil
80 Orville Dr. #120
Bohemia, New York 11716


R. Bret Jenkins
80 Orville Dr. #120
               Bohemia, New York 11716
The officers of the corporation shall be a President, Vice President, Secretary, and Treasurer. The corporation may have such additional officers as may be determined from time to time in accordance with the By-Laws. The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the By-Laws and laws of the State of Nevada. Any person may hold two (2) or more offices in said corporation.
                              ARTICLE VI
The corporation shall have perpetual succession by its corporate name and shall have all the powers herein enumerated or implied herefrom and the powers now provided or which may hereinafter be provided by law for corporations in the State of Nevada.
                             ARTICLE VII
No stockholder shall be liable for the debts of the corporation beyond the amount which may be due or unpaid upon any share or shares of stock of said corporation owned by that person.
                             ARTICLE VIII
Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of share owned by such shareholder for each director to be elected. Shareholders shall not be entitled to cumulate their votes.

                              ARTICLE IX
The Directors shall have the powers to make and alter the By-Laws of the corporation. By-Laws made by the Board of Directors under the powers so conferred may be altered, amended, or repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.
                              ARTICLE X
The corporation specifically elects not to be governed by NRS 78.411 to NRS 78.444 inclusive and successor statutory provisions.
                              ARTICLE XI
The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.
The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys= fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.
The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director=s of officer=s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.
                             ARTICLE XII
The name and address of the incorporator of this corporation is:
Cammie Warburton
2775 Old Highway 40/Box 1490
Verdi, Nevada 89439

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation of Sunrise Acquisitions, Inc.



     Cammie Warburton
STATE OF NEVADA     )
) ss.
COUNTY OF WASHOE    )

On this          day of                      , 2000
before me, a Notary Public in and for said County and State, personally appeared Cammie Warburton, to me to be the person whose names is subscribed to the foregoing instrument, and he duly acknowledged to me that he executed the same.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in said County and State the day and year in this Certificate first above written.





NOTARY PUBLIC in and for the said
County and State
                             Exhibit 3.2

                             BYLAWS

                               OF

                    SUNRISE ACQUSITIONS, INC.



                   ARTICLE I - IDENTIFICATION

1.  Name of Corporation:  The name of the Corporation is Sunrise
Acquisitions, Inc.

2. Address: The address of the Corporation's registered office is Nevada Corporate 2775 Old Highway 40/Box 1490 Verdi, Nevada 89439, and the name of the registered agent at such address is Nevada Corporate Center.

3. Fiscal Year: The fiscal year of the Corporation shall be on a calendar-year basis commencing on the first day of January, each year, and ending on the last day of December of the same calendar year.

              ARTICLE II - MEETINGS OF SHAREHOLDERS

1. Annual Meeting: The annual meeting of the Stockholders for the election of Directors and for the transaction of such other business as may lawfully come before the meeting shall be held during each calendar year at a reasonable time, date and place to be fixed by the President or Board of Directors. Failure to hold the annual meeting shall not work a forfeiture or dissolution of the Corporation.

2. Special Meetings: Special meetings of the Stockholders may be called for any reasonable time and place by the President, the Board of Directors or the holders of not less than thirty percent (30%) of all of the issued and outstanding shares entitled to vote at the meeting.

3.  Notice of Shareholders' Meetings:  Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the
President, the Secretary or the officer or persons calling the meeting.   If
mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

4. Quorum: At any meeting of the Stockholders, the representation in person or by proxy of the majority of the capital stock issued and outstanding on the books of the Corporation shall be necessary to hold such meeting and such majority shall constitute a Quorum for all purposes, unless a greater number is required by law. If the holders of the amount of stock necessary to constitute a Quorum shall fail to attend in person or by proxy at the time and place fixed by notice as above provided, for either annual or special meetings, a vote of a majority of the stock present in person or by proxy may adjourn the meeting, until holders of the amount of stock requisite to constitute a Quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as originally notified.

5. Voting: The voting shall be oral or by ballot as the meeting shall determine unless a different vote is required by law. A majority of the votes cast on any motion shall carry that motion, and in the case of an election, shall elect the person nominated. Voting by proxy duly given in writing shall be allowed on all matters, including amendments to the Articles of Incorporation.

On each matter submitted at the meeting, each Shareholder shall be entitled to one vote for each share of stock held by him as shown by the books of the Corporation at the close of business on a day preceding the meeting, which day shall be fixed by the Board of Directors and which day shall not be more than fifty (50) nor less than ten (10) days prior to the date of the meeting.

Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

At each election for Directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. A Stockholder may not accumulate his votes for one or more Directors.

A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge; thereafter, the pledgee shall be entitled to vote the shares so transferred.

6. Waiver: Any Stockholder may waive notice of any meeting by writing, signed by him or his duly authorized attorney, either before or after the meeting.

7. Informal Action by Stockholders: Any action required to be taken at a meeting of the Shareholders, or any required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

Failure to comply with the requirements of this paragraph shall not invalidate any action taken at such meeting.

                ARTICLE III - BOARD OF DIRECTORS

1.  Number, Term, Election and Authority:  The affairs of the
Corporation shall be managed by a Board of not less than two (2) Directors or more than nine (9) Directors. At the annual meeting of the Shareholders, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall have elected and qualified. If for any reason such Directors shall not be elected at the annual meeting of the Stockholders which is called and held for that purpose. The number of Directors may be increased or decreased from time to time by amendment of these Bylaws. The Directors shall act only as a Board: the individual Director shall have no power as such.

2. Vacancies: Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a Quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the Board of Directors, such appointment to be until the next annual meeting or a special meeting of the Stockholders called for the purpose of electing a Director to the office so created. Any directorship to be filled by reason of the removal of one or more Directors by the Shareholders may be filled by election by the Shareholders at the meeting at which the Director or Directors are removed.

3.  Removal of Directors:  One or more Directors or the entire
Board of Directors may be removed, with or with out cause, by a majority vote of a Quorum of Stockholders at a regular or special meeting of the Stockholders.

4. Place of Meeting: The Directors may hold their meetings at the main office of the Corporation, or at such place or places as the Board from time to time may determine.

5. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, by the President or by a majority of the Board of Directors at that time in office. The Chairman of the Board of Directors, President or Secretary shall give notice of such special meeting by mailing the same at least five (5) days before the meeting or telegraphing or telephoning the same at least three (3) days before the meeting to each Director, but such notice may be waived by any Director. At all meetings of the Board of Directors, each Director present, whether or not he is acting as Chairman of the meeting, shall have one vote. Voting by proxy shall not be allowed.

Whenever all Directors entitled to vote at any meeting consent, either in writing on the records of the meeting, by filing a waiver with the Secretary, by presence at such meeting, by oral consent entered on the minutes or by taking part in the deliberation at such meeting without objecting to the holding of such meeting, then such meeting and the action taken thereat shall be as valid as if the meeting had been regularly called and noticed. Furthermore, any business may be transacted at such meeting that could be transacted at a regularly-called meeting with notice; and if any meeting is irregular for want of notice or of such consent, the proceedings of such meeting may be ratified and approved and rendered likewise valid, provided a Quorum was present at such meeting. However, the irregularity or defect therein waived by writing shall be signed by all Directors having the right to vote at such meeting. Any Directors' meeting may be held without notice.

Attendance of a Director at meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in notice or waiver of notice of such meeting.

6. Quorum: A majority of the Board of Directors in office at the time shall constitute a Quorum for the transaction of business, but if at any meeting of the Board there shall be fewer than a Quorum present, a majority of those present may adjourn the meeting from time to time without notice, other than by announcement of the meeting, until a Quorum shall be present.

7. Acting Outside Meeting: Any action of a majority of the Board of Directors, although not at a regularly-called meeting, and the record thereof as assented to in writing by all of the other members of the Board, shall always be as valid and effective in all respects as if passed by the Board in a regular meeting.

8. Designation of Depositories: Such bank or trust company as the Board may choose from time to time shall be the depository of the money or securities of the Corporation.

                      ARTICLE IV - OFFICERS

1. Officers: The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, a Vice-President, a Secretary and a Treasurer, who shall be chosen by the Board of Directors in any regularly-called Directors' meeting. One person may not hold more than one office, except the same person may serve as Chairman of the Board and at the same time act in another official capacity. The same person may hold both offices of Secretary and Treasurer. The Board of Directors may, in their discretion, create such other offices and appoint such other officers and agents as it desires. All officers, agents and employees of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors.

2.  Powers and Duties of the Chairman of the Board of Directors:
He shall preside at all meetings of Directors and Shareholders of the Corporation. He may call meetings of the Board of Directors from time to time. The Chairman shall also perform such other duties as may be assigned to him by the Board of Directors.

3. Powers and Duties of the President: The President shall be the chief executive officer of the Corporation. He may sign and execute all authorized contracts or obligations in the name of the Corporation, with the Secretary or an Assistant Secretary, may sign all certificates of the shares of the capital stock of the Corporation. He shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.
4. Powers and Duties of the Vice-President: The Vice-President shall possess the power and may perform the duties of the President in his absence or disability. The Vice-President shall perform such other duties as may be from time to time assigned to him by the Board of Directors or President.

5. Powers and Duties of the Secretary: The Secretary shall keep the minutes of all meetings of the Board of Directors and of all meetings of Stockholders. He shall attend to the giving and serving of notices of the Corporation; he may sign with the President, in the name of the Corporation, all contracts authorized by the Board of Directors; and when so ordered by the Board of Directors, he shall affix the seal of the Corporation thereto. The Secretary shall, with the President or Vice-President sign all certificates of the shares of the capital stock of the Corporation. He shall do and perform such other duties as may be assigned from time to time by the Board of Directors or President.

6.  Powers and Duties of the Assistant Secretary:  Each Assistant
Secretary, if appointed, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors, President or Secretary.

7. Powers and Duties of the Treasurer: The Treasurer shall have the custody of all funds and securities of the Corporation which may have come into his hands. When necessary or proper, he shall endorse for collection, on behalf of the Corporation, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors may designate. He shall sign all receipts and vouchers for payments made to the Corporation jointly with such other officers as may be designated by the Bylaws or by resolution of the Board of Directors. He shall perform such other acts and duties as may be assigned to him by the Board of Directors or President.

                   ARTICLE V - VOTING OF STOCK

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meeting of the Stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation may have possessed and exercised if present. The Board of Directors, by resolution, may from time to time confer such powers upon any other person or persons.

                   ARTICLE VI - CAPITAL STOCK

1. Certificate of Shares: Each holder of stock of the Corporation shall be entitled to a stock certificate signed by the President or a Vice-President, and also by the Secretary or and Assistant Secretary, duly authorized by the Board of Directors to do so.

2. Transfer of Shares: Shares of the capital stock of the Corporation shall be transferred only on the books of the Corporation at the instance of the holder thereof in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares.

The delivery of a certificate of stock in this Corporation to a bona fide purchaser or pledgee for value, together with a written transfer of the same or a written power of attorney to sell, assign and transfer the same, signed by the owner of the certificate, shall be a sufficient delivery to transfer the title against all persons except the Corporation, provided all provisions of the Stock Buy and Sell Agreement in force at the time have been complied with. No transfer of stock shall be valid against the Corporation until it shall have been registered upon the books of the Corporation.

The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such hares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

           ARTICLE VII - DIVIDENDS AND WORKING CAPITAL

1. Dividends: Dividends may be declared by the Board of Directors from time to time out of the net earnings or from the surplus of its assets over its liabilities, but not otherwise. When the Directors shall so determine, dividends may be paid in stock.

2. Working Capital: Before payment of any dividend or making any distribution of profits, there may be set aside out of the net profits of the Corporation such sum or sums as the Directors may from time to time in their discretion think proper as a working capital or as a reserve fund to meet contingencies and emergencies, and from time to time the Board of Directors may increase, diminish and vary such working capital or such reserve fund in its absolute judgment and discretion.

    ARTICLE VIII - CHECKS, NOTES AND EVIDENCE OF INDEBTEDNESS

Disbursements shall be made by checks, all of which shall be signed as determined by the Board of Directors. Bills receivable, drafts and other evidences of indebtedness tot he corporation shall be endorsed for the purpose of discount or collection by the President or such other office or officers of the Corporation as the Board of Directors shall from time to time, by resolution, designate. No bonds, notes or other evidence of indebtedness shall be executed by or on behalf of the Corporation unless the Board of Directors shall expressly authorize the same.

                  ARTICLE IX - INDEMNIFICATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact the he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had not reasonable cause to believe that his conduct was unlawful.

                      ARTICLE X - AMENDMENT

These Bylaws and any other Bylaws may be adopted, amended or repealed either by the Shareholders or by the Board of Directors, except that:

1. The Board of Directors shall not alter or repeal any Bylaw which the Stockholders have specifically precluded the Directors from altering or repealing.

2. No Bylaw shall be adopted by the Directors which shall require more than a majority of the voting shares for a Quorum at a meeting of Shareholders, or more than a majority of the votes cast to constitute action by the Shareholders, except where higher percentages are required by law.

                    CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1.  That I am the duly elected and acting Secretary of Sunrise
Acquisitions, Inc.; and,

2. That the foregoing Bylaws, comprising nine (9) pages, constitute the Bylaws of said Corporation as duly adopted at a meeting of the Board of directors thereof duly held on the 16 day of June, 2000.


_____/s/___________________
                                     R. Bret Jenkins, Secretary


                   FORM OF COMMON STOCK CERTIFICATE

                             EXHIBIT 4.1



     Number                                                               Shares
/---------/                                                           /--------/

                               Sunrise Acquisitions, Inc.
                   AUTHORIZED COMMON STOCK: 24,000,000 SHARES
                                PAR VALUE: $.001




THIS CERTIFIES THAT

         ---------------------------------------------

IS THE RECORD HOLDER OF


         Shares of Sunrise Acquisitions, Inc. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

    Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


--------------------------                         -----------------------------
         Secretary                                            President


                               Sunrise Acquisitions, Inc.
                                   CORPORATE
                                      SEAL
                                     NEVADA






NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



                  TEN COM - as tenants in common       unif gift min act-
                                        ......Custodian.........
                  TEN ENT - as tenants by the entireties  (Cust          (Minor)
                  JF TEN - as joint tenants with right    under Uniform Gifts to
                           of survivorship and not as     Minors Act ...........
                              tenants in common                          (State)


         Additional abbreviations may also be used though not in the above list

      For Value Received, ____________ hereby sell, assign and transfer unto (Please insert Social Security or Other Identifying Number of Assignee)



     --------------------------------------------------------------------------
    (Please print or typewrite name and address, including zip code of Assignee)

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

         _____________________________________________________________Shares of
         the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint


         ____________________________________________________________Attorney
         to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

         Dated _______________________


------------------------------------------------------------------------------
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever



                      SUNRISE ACQUISITIONS, INC.
                      2000 STOCK INCENTIVE PLAN



     1.   Purpose.

     The purpose of this Plan is to enable Sunrise Acquisitions, Inc. and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to directors, officers and other eligible key employees, consultants and advisors upon whom rest major responsibilities for the successful operation and management of the Company and its affiliates.

     2.   Definitions.

     For purposes of the Plan:

               2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share of Common Stock paid to holders of the Shares of Common Stock in any transaction (or series of transactions) constituting or resulting in a Change in Control or
(ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

               2.2 "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one of more intermediaries, controlling, controlled by or under common control with the Company.

               2.3 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Award.

               2.4 "Award" means an Incentive Stock Option, Nonqualified Stock Option or Stock Appreciation Right granted or to be granted pursuant to the Plan.

               2.5  "Board" means the Board of Directors of the Company.

               2.6  "Cause" means:

                    (a) Solely with respect to Nonemployee Directors, the commission of an act of fraud or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, and

                    (b) For all other purposes, unless otherwise defined in the Agreement evidencing a particular Award, an Optionee (other than a Nonemployee Director) (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties,
(iii) involvement in a transaction in connection with the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit, or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

               2.7 "Change in Capitalization" means any increase or reduction in the Number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

               2.8 A "Change in Control" shall mean the occurrence during the term of the Plan of either of any "person" (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities, except that the issuance of shares of Common Stock in a public offering made pursuant to the Securities Act of 1933, as amended shall not constitute a Change of Control.

               2.9 "Code" means the Internal Revenue Code of 1986, as amended.

               2.10 "Committee" means a committee, as described in Section 3.1, appointed by the Board to administer the Plan and to perform the functions set forth herein.

               2.11 "Company" means Sunrise Acquisitions, Inc (including any and all subsidiaries currently existing or hereafter acquired or established).

               2.12 "Director Option" means an Option for Shares, Stock Appreciation Rights or Units granted pursuant to Section 6.

               2.13 "Disability" means a physical or mental infirmity which impairs an Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

               2.14 "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act.

               2.15 "Eligible Individual" means any director (other than a Nonemployee Director), officer or employee of, or consultant or advisor to, the Company or an Affiliate who is receiving cash compensation and who is designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

               2.16 "Employee Option" means an option granted pursuant to
Section 5.

               2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               2.18 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal securities exchange on which such Shares are listed, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and closing asked price per Share on such date as quoted on the quotation system of the Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value as established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

               2.19 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

               2.20 "Nonemployee Director" means a director of the Company who is not an employee of the Company or an Affiliate.

               2.21 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

               2.22 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, an Employee Option or any or all of them.

               2.23 "Optionee" means a person to whom an Option is being granted under the Plan.

               2.24 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

               2.25 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

               2.26 "Plan" means The SL Group, Inc. 1999 Stock Option Plan.

               2.27 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles as defined in Opinion No. 16 of the Accounting Principles Board and the amendments thereto.

               2.28 "Shares" means the common stock, par value $.001 per share, of the Company and any securities or other consideration issuable in respect of Shares in connection with a Change in Capitalization or Change in Control.

               2.29 "Stock Appreciation Right" or "SARs" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 8 hereof.

               2.30 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

               2.31 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

               2.32 "Ten Percent Stockholder" means an Eligible
Individual, who, at the time an Incentive Stock Option is to be granted to him or her owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary thereof.

     3.   Administration.

               3.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company. If the Board of Directors has any Disinterested Directors or Outside Directors, at least one such Disinterested or Outside Director shall be on the Committee. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

               3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                    (a) determine those Eligible Individuals to whom Employee Options shall be granted under the Plan and the number of Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Option Agreement consistent with the terms of this Plan;

                    (b) construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or the exercise of this power shall be final, binding and conclusive upon the Company, its Affiliate Corporations, the Options, and all other persons having any interest therein;

                    (c) determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of this Plan;

                    (d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

                    (e) exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Company with respect to the Plan.

     4.   Stock Subject to the Plan.

          4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 1,500,000. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to
Section 11. The Company shall reserve for purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

          4.2 Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced by the number of shares subject to such Option granted. Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

     5.   Option Grants for Eligible Individuals.

          5.1  Authority of Committee.   Subject to the provisions of the
Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement.

          5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

          5.3  Maximum Duration.   Employee Options granted hereunder shall
be for such term as the Committee shall determine, provided that an Incentive Stock Option granted hereunder shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder), and a Nonqualified Stock Option shall not be exercisable after the expiration of ten
(10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

          5.4  Vesting.   Subject to Section 7.5 hereof, each Employee
Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

          5.5 Modification. No modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

     6.   Option Grants for Nonemployee Directors.

           6.1 Purchase Price. The purchase price for Shares or SARs under each Director Option shall be not less than to 100% of the Fair Market Value of such Shares on the date immediately preceding the date of the grant unless specifically determined to be otherwise by the Committee.

          6.2  Vesting.     Subject to Sections 6.3 and 7.5 each Director
Option shall become exercisable within four (4) equal annual installments beginning on the date of grant; provided, however, that the Optionee continues to serve as a Director as of such dates. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of a Director Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit that portion of the Director Option which remains unvested.

          6.3 Limitations on Amendment. The provisions in this Section 6 and Section 7.1 shall not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules and regulations thereunder.

     7.   Terms and Conditions Applicable to All Options.

          7.1  Duration.    Each Option shall terminate on the date which
is the tenth anniversary of the grant date, unless terminated earlier as follows:

               (a) If an Optionee's employment or service terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date of the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.


               (b) If an Optionee's employment or service terminates by reason of the Optionee's Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

               (c) If an Optionee's employment or service terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

               (d) If an Optionee dies while employed or in the service of the Company or an Affiliate or within the three (3) month or twelve (12) month period described in clause (a) or (b), respectively, of this Section 7.1 the Option granted to the Optionee may be exercised at any time within twelve
(12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent and distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, such Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

Notwithstanding clauses (a) through (d) above, the Agreement evidencing the grant of an Employee Option may, in the Committee's sole and absolute discretion, set forth additional or different terms and conditions applicable to Employee Options upon a termination or change in status of the employment or service of an Eligible Individual. Such terms and conditions may be determined at the time the Employee Option is granted or thereafter.

          7.2  Non-transferability.     No Option granted hereunder shall be
transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

          7.3  Method of Exercise.    The exercise of an option shall
be made only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Employee Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Employee Option may consist of either of the following (or any combination thereof): (i) cash or (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

          7.4  Rights of Optionees.   No Optionee shall be deemed for any
purpose to be the owner of any Shares subject to any Option unless and until
(i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

          7.5 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall
become immediately and fully vested and exercisable.   In addition, to the
extent set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any of
(x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Employee Option or portion thereof surrendered; provided, however, that in the case of an Employee Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Employee Option. In the event an Optionee's employment or service with the Company is terminated by the Company following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Optionee's employment or service or the expiration of the stated term of the Option.

     8.   Stock Appreciation Rights.    The Committee may, in its
discretion, either alone or in connection with the grant of an Employee Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms.

          8.1  Time of Grant.     A Stock Appreciation Right may be
granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

          8.2  Stock Appreciation Right Related to an Option.

               (a) Exercise. Subject to Section 8.8, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

               (b)  Amount Payable.  Upon the exercise of a Stock
Appreciation Right related to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

               (c)  Treatment of Related Options  and Stock Appreciation
Rights Upon Exercise.    Upon the exercise of a Stock Appreciation Right
granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 7.3, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.



          8.3  Stock Appreciation Right Unrelated to an Option.
The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall not have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to contain such terms and conditions as to exercisability (subject to Section 8.8), vesting and duration as the Committee shall determine, but, in no event, shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the same Stock Appreciation Right at the time it is granted.

          8.4  Method of Exercise.   Stock Appreciation Rights shall be
exercised by a holder only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the holder shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the holder.

          8.5  Form of Payment.    Payment of the amount determined under
Sections 8.2(b) or 8.3 may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value in the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Sections 8.2(b) or 8.3 to an officer of the Company who is subject to liability under Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either (i) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings (the "Window Period") or
(ii) pursuant to an irrevocable election to receive cash made at least six (6) months prior to the exercise of such Stock Appreciation Right.

          8.6 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the holder's consent.

          8.7 Effect of Change in Control. In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right, a holder will be entitled to receive a payment in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shared over
(B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised; provided, however, that in the case of a Stock Appreciation Right granted within six (6) months of the Change in Control to any holder who may be subject to liability under Section 15(b) of the Exchange Act, such holder shall be entitled to exercise his or her Stock Appreciation Right during the sixty (60) day period commencing upon the expiration of six months from the date of grant of any such Stock Appreciation Right. In the event of a holder's employment or service with the Company is terminated by the Company following a Change in Control, each Stock Appreciation Right held by the holder that was exercisable as of the date of termination of the holder's employment or service shall remain exercisable for a period ending but not before the earlier of the first anniversary of the termination of the holder's employment or service or the expiration of the stated term of the Stock Appreciation Right.

     9.   Adjustment Upon Changes n Capitalization.

          (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number of Shares with respect to which Options may be granted under the Plan, (ii) maximum number of Shares with respect to which Options may be granted to any Eligible Individual during the term of the Plan, (iii) the number of Shares which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable, and (iv) the number of Shares in respect of which Director Options are to be granted under Section 6.

          (b) Any such adjustment in the Shares subject to Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

          (c) If, by reason of a Change of Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, prior to such Change in Capitalization.

     10.  Effect of Certain Transactions.    Subject to Sections 7.5 and
8.7 or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company, the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms.

     11.  Interpretation.

          (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

          (b) The Director Options described in Section 6 are intended to qualify as formula awards under Rule 16b-3 promulgated under the Exchange Act (thereby preserving the disinterested status of Nonemployee Directors receiving such Awards) and the Committee shall generally interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall not affect the validity of the Plan.

          (c) Unless otherwise expressly stated in the relevant Agreement, each Option granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as performance-based compensation.

     12.  Pooling Transactions.

          Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent public accounting firm engaged by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment or settlement in respect of any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquiree of the Company, or a combination of the foregoing, and
(iii) providing for the extension of term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

     13.  Termination and Amendment of the Plan.

          The Plan shall terminate on the preceding the tenth anniversary of the date of its adoption by the stockholders of the Company, and no Option may be granted thereafter. Subject to Section 6.5, the Board may sooner terminate the Plan, and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

          (a) No such amendment, modification, suspension or termination shall impair or adversely alter any Award already granted under the Plan, except with the consent of the Optionee or holder of an SAR nor shall any amendment, modification or termination deprive any Optionee or holder of an SAR of any Shares which he or she may have acquired through or as a result of the Plan; and

          (b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

     14.  Non-Exclusivity of the Plan.

          The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     15.  Limitation of Liability.

          As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

               (a) give any person any right to be granted an Option other than at the sole discretion of the Committee;

               (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

               (c) limit in any way the right of the Company to terminate the employment of any person at any time; or

               (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

     16.  Regulations and Other Approvals; Governing Law.

          16.1 Except as to matters of Federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York.

          16.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          16.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

          16.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval or any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

          16.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require an individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an exemption applicable under the Securities Act as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

     17.  Miscellaneous.

          17.1 Multiple Agreements.     The terms of each Award granted to
an Eligible Individual may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

          17.2 Withholding of Taxes.

               (a) At such times as an Optionee or holder of an SAR recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or holder shall pay other amounts as may be required by law to be withheld by the Company in issuance or release from escrow of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or holder an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or holder may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee or holder who may be subject to liability under Section 16(b) of the Exchange Act either; (i)(A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or
(ii)(A) the Tax Election is made at least six (6) months after the date the Award was granted, (B) the Award is exercised during the Window Period and (C) the Tax Election is made during the Window Period in which the related Award is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify this Section 17.2 (other than as regards Director Options) or impose such other restrictions or limitations on Tax Elections to be made at such times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

               (b) If an Optionee makes a disposition, within the meaning of Section 424 (c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

          17.3  Effective Date.    The effective date of the Plan shall be as
determined by the Board, subject only to the approval by the affirmative vote of the stockholders.

                   Consent of HJ & Associates, LLC
                             Exhibit 22.1
                         HJ & Associates, LLC
                      Key Bank Tower, Suite 1450
                         50 South Main Street
                     Salt Lake City, Utah  84144
                         Tel. (801) 328-4408
                          Fax (801) 328-4461



Board of Directors
Sunrise Acquisitions, Inc.
80 Orville Drive
Bohemia, New York 11716


We hereby consent to the use in this Registration Statement of Sunrise Acquisitions, Inc. on Form SB-2, of our report dated July , 2000 of Sunrise Acquisitions, Inc. for the period ended July 20, 2000, which are part of the Registration Statement and to all references to our firm included in this Registration Statement.

        /s/
HJ & Associates LLC
Salt Lake City, Utah
August 8, 2000
August 8, 2000
Salt Lake City, Utah

[LEGEND]
This schedule contains summary financial information extracted from the Balance Sheet at July 20, 2000 and the Statement of Operations from inception through July 20, 2000 and is qualified in its entirety by reference to such financial statements. [/LEGEND]


[PERIOD-TYPE]                          12-MOS
[FISCAL-YEAR-END]                      DEC-31-2000
[PERIOD-END]                           JULY-15-2000
[CASH]                                 0
[SECURITIES]                           0
[RECEIVABLES]                          0
[ALLOWANCES]                           0
[INVENTORY]                            0
[CURRENT-ASSETS]                       2,500
[PP&E]                                 0
[DEPRECIATION]                         0
[TOTAL-ASSETS]                         2,500
[CURRENT-LIABILITIES]                  0
[BONDS]                                0
[PREFERRED-MANDATORY]                  0
[PREFERRED]                            0
[COMMON]                               2,500
[OTHER-SE]                             0
[TOTAL-LIABILITY-AND-EQUITY]           2,500
[SALES]                                0
[TOTAL-REVENUES]                       0
[CGS]                                  0
[TOTAL-COSTS]                          0
[OTHER-EXPENSES]                       0
[LOSS-PROVISION]                       0
[INTEREST-EXPENSE]                     0
[INCOME-PRETAX]                        0
[INCOME-TAX]                           0
[INCOME-CONTINUING]                    0
[DISCONTINUED]                         0
[EXTRAORDINARY]                        0
[CHANGES]                              0
[NET-INCOME]                           (15,000)
[EPS-BASIC]                            0